UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

MIT HOLDING, INC.
(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202
Savannah, Georgia 31406
(Address of principal executive offices, including zip code)

(912) 925-1905
(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by  MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 1.01	Entry into a Material Definitive Agreement

On May 11, 2011, MIT Holding Inc. (“MIT” or the “Company”), executed a five year agreement (attached hereto as Exhibit 10.18) with Global Reach International, Inc., for the appointment as distributor of Seven Million Two Hundred Thousand (7,200,000) units of the Provector, with an aggregate value of Eighty-Six Million Five Hundred Thousand ($86,500,000.00) Dollars over a period of five years with a projected profit of Thirty-Six Million ($36,000,000.00) Dollars.  The contract is subject to the Nigerian government’s formal approval which is in process at this time.

Item 9.01	Financial Statements and Exhibits.

10.18	Distribution Agreement between MIT Holding, Inc. and Global Reach International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011

MIT HOLDING, INC.

By:	/s/ William Parker
Name: William Parker
Title: Chief Executive Officer